Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the consolidating condensed balance sheets as of June 30, 2022 and December 31, 2021, consolidating condensed statements of operations for the three and six months ended June 30, 2022 and 2021, cash flows for the six months ended June 30, 2022 and 2021, and Adjusted EBITDA for the three and six months ended June 30, 2022 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions.
The consolidating condensed balance sheets as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$500	$497	$997	$508	$562	$1,070
Restricted cash and investments	26	119	145	13	306	319
Accounts receivable, net	383	111	494	369	103	472
Inventories	34	13	47	30	12	42
Prepayments and other current assets	202	89	291	189	101	290
Assets held for sale	—	2,926	2,926	—	3,771	3,771
Total current assets	1,145	3,755	4,900	1,109	4,855	5,964
Investments in and advances to unconsolidated affiliates	—	96	96	—	158	158
Property and equipment, net	11,615	2,991	14,606	11,688	2,913	14,601
Gaming rights and other intangibles, net	3,211	1,601	4,812	3,255	1,665	4,920
Goodwill	9,014	2,068	11,082	9,014	2,062	11,076
Other assets, net	1,524	(350)	1,174	1,500	(188)	1,312
Total assets	$26,509	$10,161	$36,670	$26,566	$11,465	$38,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$177	$146	$323	$175	$79	$254
Accrued interest	118	196	314	118	202	320
Accrued other liabilities	1,039	779	1,818	1,053	920	1,973
Due to affiliates	231	(231)	—	601	(601)	—
Current portion of long-term debt	67	3	70	67	3	70
Liabilities related to assets held for sale	—	2,372	2,372	—	2,680	2,680
Total current liabilities	1,632	3,265	4,897	2,014	3,283	5,297
Long-term financing obligation	11,283	1,240	12,523	11,191	1,233	12,424
Long-term debt	6,876	6,792	13,668	6,861	6,861	13,722
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,563	(583)	980	1,555	(444)	1,111
Other long-term liabilities	474	417	891	524	412	936
Total liabilities	21,843	11,116	32,959	22,160	11,330	33,490
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	4,654	(1,005)	3,649	4,395	85	4,480
Noncontrolling interests	12	50	62	11	50	61
Total stockholders’ equity	4,666	(955)	3,711	4,406	135	4,541
Total liabilities and stockholders’ equity	$26,509	$10,161	$36,670	$26,566	$11,465	$38,031

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the three months ended June 30, 2022 and 2021 are as follows:

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,011	$538	$1,549	$1,091	$480	$1,571
Food and beverage	347	75	422	242	39	281
Hotel	449	70	519	332	64	396
Other	294	37	331	227	27	254
Net revenues	2,101	720	2,821	1,892	610	2,502
EXPENSES:
Casino and pari-mutuel commissions	473	352	825	469	225	694
Food and beverage	197	45	242	139	27	166
Hotel	109	25	134	86	20	106
Other	96	9	105	75	4	79
General and administrative	346	171	517	291	127	418
Corporate	75	1	76	53	23	76
Depreciation and amortization	227	79	306	241	60	301
Transaction costs and other operating costs	5	9	14	27	45	72
Total operating expenses	1,528	691	2,219	1,381	531	1,912
Operating income	573	29	602	511	79	590
OTHER EXPENSE:
Interest expense, net	(402)	(157)	(559)	(417)	(159)	(576)
Loss on extinguishment of debt	—	—	—	—	(23)	(23)
Other income (loss)	2	43	45	—	110	110
Total other expense	(400)	(114)	(514)	(417)	(72)	(489)
Income (loss) from continuing operations before income taxes	173	(85)	88	94	7	101
Benefit (provision) for income taxes	(31)	(21)	(52)	7	(6)	1
Net income (loss) from continuing operations, net of income taxes	142	(106)	36	101	1	102
Discontinued operations, net of income taxes	(1)	(156)	(157)	(28)	(2)	(30)
Net income (loss)	141	(262)	(121)	73	(1)	72
Net loss attributable to noncontrolling interests	(1)	(1)	(2)	(1)	—	(1)
Net income (loss) attributable to Caesars	$140	$(263)	$(123)	$72	$(1)	$71

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the six months ended June 30, 2022 and 2021 are as follows:

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,983	$858	$2,841	$1,937	$861	$2,798
Food and beverage	636	125	761	382	68	450
Hotel	784	118	902	507	104	611
Other	536	73	609	386	49	435
Net revenues	3,939	1,174	5,113	3,212	1,082	4,294
EXPENSES:
Casino and pari-mutuel commissions	927	962	1,889	875	406	1,281
Food and beverage	364	80	444	226	48	274
Hotel	205	44	249	152	35	187
Other	179	14	193	141	7	148
General and administrative	671	345	1,016	570	228	798
Corporate	142	3	145	101	41	142
Depreciation and amortization	445	161	606	458	108	566
Transaction costs and other operating costs	9	(30)	(21)	37	55	92
Total operating expenses	2,942	1,579	4,521	2,560	928	3,488
Operating income	997	(405)	592	652	154	806
OTHER EXPENSE:
Interest expense, net	(782)	(329)	(1,111)	(834)	(321)	(1,155)
Loss on extinguishment of debt	—	—	—	—	(23)	(23)
Other income (loss)	24	25	49	(4)	(19)	(23)
Total other expense	(758)	(304)	(1,062)	(838)	(363)	(1,201)
Income (loss) from continuing operations before income taxes	239	(709)	(470)	(186)	(209)	(395)
Benefit (provision) for income taxes	(41)	96	55	72	5	77
Net income (loss) from continuing operations, net of income taxes	198	(613)	(415)	(114)	(204)	(318)
Discontinued operations, net of income taxes	(2)	(384)	(386)	(32)	(2)	(34)
Net income (loss)	196	(997)	(801)	(146)	(206)	(352)
Net loss attributable to noncontrolling interests	(1)	(1)	(2)	(1)	1	—
Net income (loss) attributable to Caesars	$195	$(998)	$(803)	$(147)	$(205)	$(352)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the six months ended June 30, 2022 and 2021 are as follows:

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$354	$(238)	$116	$711	$(39)	$672

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(309)	(162)	(471)	(105)	(72)	(177)
Acquisition of William Hill, net of cash acquired	—	—	—	—	(2,042)	(2,042)
Acquisition of gaming rights and trademarks	—	—	—	(252)	(20)	(272)
Proceeds from sale of businesses, property and equipment, net of cash sold	3	1	4	3	457	460
Proceeds from the sale of investments	—	121	121	—	44	44
Proceeds from insurance related to property damage	—	33	33	—	40	40
Investments in unconsolidated affiliates	—	—	—	—	(33)	(33)
Net cash used in investing activities	(306)	(7)	(313)	(354)	(1,626)	(1,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	750	—	750	—	—	—
Repayments of long-term debt and revolving credit facilities	(796)	(82)	(878)	(34)	(1)	(35)
Cash paid to settle convertible notes	—	—	—	—	(367)	(367)
Transactions with parent	—	—	—	(117)	117	—
Taxes paid related to net share settlement of equity awards	—	(23)	(23)	—	(27)	(27)
Net cash used in financing activities	(46)	(105)	(151)	(151)	(278)	(429)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) discontinued operations	—	(100)	(100)	11	(403)	(392)
Effect of foreign currency exchange rates on cash	—	(29)	(29)	—	19	19
Increase (decrease) in cash, cash equivalents and restricted cash	2	(479)	(477)	217	(2,327)	(2,110)
Cash, cash equivalents and restricted cash, beginning of period	527	1,494	2,021	411	3,869	4,280
Cash, cash equivalents and restricted cash, end of period	$529	$1,015	$1,544	$628	$1,542	$2,170

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and six months ended June 30, 2022 are as follows:

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$140	$(263)	$(123)	$195	$(998)	$(803)
Net income attributable to noncontrolling interests	1	1	2	1	1	2
Discontinued operations, net of income taxes	1	156	157	2	384	386
Provision (benefit) for income tax	31	21	52	41	(96)	(55)
Other (income) loss	(2)	(43)	(45)	(24)	(25)	(49)
Interest expense	402	157	559	782	329	1,111
Depreciation and amortization	227	79	306	445	161	606
Transaction costs and other operating costs	5	9	14	9	(30)	(21)
Stock-based compensation expense	26	—	26	51	—	51
Other items	11	19	30	21	25	46
Adjusted EBITDA	$842	$136	$978	$1,523	$(249)	$1,274